UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2011

Herbalife Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	c/o (213) 745-0500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       At the annual general meeting of shareholders (the "AGM") of Herbalife Ltd. (the "Company") held on April 28, 2011, the shareholders approved an amendment (the "Amendment") to the Company’s Amended and Restated 2005 Stock Incentive Plan (the "Plan") to increase the authorized number of Common Shares issuable thereunder by 3,200,000 and to and to revise the share counting formula under the Plan to provide that, from and after the AGM, each Common Share issued under a full value award will be counted as 2.6 Common Shares.  A description of the material terms of the Plan and the Amendment was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2011 (the "Proxy Statement").

The above description of the Amendment is not intended to be complete and is qualified in its entirety by the specific language in the Amendment, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the AGM, the following items were voted upon:

(1)       Election of Directors

Nominee	For	Withheld
Michael O. Johnson	48,228,461	1,227,556
John Tartol	48,710,103	745,914
Carole Black	49,272,752	183,265
Michael Levitt	49,114,721	341,296

There were 13,591,580 broker non-votes in the election of directors.

(2)       Approve an amendment to the Plan to increase the authorized number of Common Shares issuable thereunder by 3,200,000 and to and to revise the share counting formula under the Plan to provide that, from and after the AGM, each Common Share issued under a full value award will be counted as 2.6 Common Shares.

For	Against	Abstain
32,700,905	16,747,394	7,718

There were 3,397,895 broker non-votes on the proposal.

(3)       Effect a two-for-one stock split of the Company’s Common Shares

For	Against	Abstain
52,366,493	471,232	16,187

There were no broker non-votes on the proposal.

(4)       Advise as to the Company’s Executive Compensation

For	Against	Abstain
47,616,494	1,799,549	39,974

There were 3,397,895 broker non-votes on the proposal.

(5)       Advise as to the frequency of shareholder advisory votes on the Company’s executive compensation:

1 Year	2 Year	3 Year	Abstain
46,200,647	169,120	2,977,779	0

There were no broker non-votes on the proposal.

(6)       Ratification of appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal 2011.

For	Against	Abstain
52,310,749	495,027	48,136

There were 0 broker non-votes on the proposal.

(7)       Re-approve the performance goals under the Herbalife Ltd. Executive Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code.

For	Against	Abstain
48,187,075	1,251,321	17,621

There were 3,397,895 broker non-votes on the proposal.

Based on the Board of Director’s recommendation in the Proxy Statement and the voting results, the Company has determined to hold an advisory vote on executive compensation annually.

The above description of the results of the AGM is qualified in its entirety by reference to the press release issued by Herbalife Ltd. on April 28, 2011, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On February 22, 2011, the Company announced that its Board of Directors declared a two-for-one stock split of the Company’s Common Shares, subject to shareholder approval. The stock split was approved by the Company’s shareholders at the AGM. As a result, the stock split will be effected by the subdivision of each outstanding Common Share, par value of $0.002, into two Common Shares, par value of $0.001, and a proportional adjustment to the Company’s authorized share capital. The Board of Directors established May 10, 2011, as the record date for the stock split. Each shareholder of record as of the close of business on the record date will receive one additional Common Share for every share held. The new shares will be distributed on or about May 17, 2011.

Item 9.01 Financial Statements and Exhibits.

99.1     Amendment to Herbalife Ltd. Amended and Restated 2005 Stock Incentive Plan

99.2      Press Release issued by Herbalife Ltd. on April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

April 29, 2011	By:	/s/ Brett R. Chapman
		Name:	Brett R. Chapman
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Amendment to Herbalife Ltd. Amended and Restated 2005 Stock Incentive Plan

99.2	Press Release Issued by Herbalife Ltd. on April 28, 2011